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                       BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)          441 VINE STREET             JOANN M. STRASSER
JAMES R. CUMMINS             Cincinnati, Ohio 45202          AARON A. VANDERLAAN
ROBERT S BROWN               TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN        TELECOPIER (513) 381-2125            OF COUNSEL
LYNNE SKILKEN                                                GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN


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                                                     December 1, 1999

AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

RE:      AMERIPRIME ADVISORS TRUST,  FILE NOS. 333-85083 AND 811-09541

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 3 to the Registration Statement of the AmeriPrime Advisors Trust (the "Trust".)

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based upon the foregoing, we are of the opinion that after Post-Effective Amendment No. 3 is effective for purposes of federal and applicable state securities laws, the shares of Stoneridge Small Cap Fund, Stoneridge Equity Fund, Stoneridge Bond Fund, Monteagle Opportunity Growth Fund, Monteagle Value Fund, Monteagle Large Cap Fund and Monteagle Fixed Income Fund, each a series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of such Funds, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 3 to the Registration Statement.

                                         Very truly yours,

                                         _____/s/________________________
                                         Brown, Cummins & Brown Co., L.P.A.